Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84531 and Forms S-8 Nos. 333-113229, 333-92109, 333-60545, 333-60539, 333-61731 and 333-89740) of Interstate Hotels & Resorts, Inc. and its subsidiaries of our report dated February 21, 2004, with respect to the financial statements of S.D. Bridgeworks LLC included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

          /s/ Ernst & Young LLP

New York, New York
March 26, 2004